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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE STOCK PURCHASE RIGHTS ASSOCIATED THEREWITH)
                                       OF
                               THOMPSON PBE, INC.
                                       AT
                              $8.00 NET PER SHARE
                                       BY
                          FMST ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               FINISHMASTER, INC.
--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON TUESDAY, NOVEMBER 18, 1997, UNLESS EXTENDED.
--------------------------------------------------------------------------------

                                                                October 21, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Smith Barney Inc. is acting as Dealer Manager for FMST Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of FinishMaster, Inc., an Indiana corporation ("Parent"), pursuant to Purchaser's offer to purchase all outstanding shares of common stock, par value $.001 per share, of Thompson PBE, Inc., a Delaware corporation (the "Company"), including the stock purchase rights associated therewith issued pursuant to the Rights Agreement, dated May 6, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (collectively, the "Shares"), at a price of $8.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated October 21, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

     1. The Offer to Purchase, dated October 21, 1997.

     2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

     3. A letter to stockholders of the Company from Mortimer A. Kline, III, Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company, each recommending that the Company's stockholders accept the Offer and tender their Shares.

     4. The Notice of Guaranteed Delivery to be used to tender Shares pursuant to the Offer if none of the procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.
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     5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     7. A return envelope addressed to First Chicago Trust Company of New York, as Depositary (the "Depositary").

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 18, 1997, UNLESS EXTENDED.

     Please note the following:

     1. The tender price is $8.00 per Share, net to the seller in cash, without interest thereon.

     2. The Offer is being made for all of the outstanding Shares.

     3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated October 14, 1997, by and among the Parent, Purchaser and the Company. The Board of Directors of the Company has unanimously approved the Offer, the Merger and the Merger Agreement (as defined in the Offer to Purchase) and have determined that the Offer and the Merger are fair to and in the best interests of the Company's stockholders and recommend that Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

     4. The Offer is conditioned upon, among or things, (i) there having been validly tendered, and not properly withdrawn, that number of Shares representing at least a majority of all outstanding Shares on a fully diluted basis, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

     5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for all Shares which are validly tendered and not properly withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase). In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents should be sent to the Depositary and (ii) certificates representing the tendered Shares (the "Share Certificates") or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer to Purchase and the Letter of Transmittal.

     Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

     None of Purchaser, the Parent nor any officer, director, stockholder, agent or other representative of Purchaser will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

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Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 to the Letter of Transmittal.

     Any inquires you may have with respect to the Offer should be addressed to Morrow & Company, Inc. (the "Information Agent"), 909 Third Avenue, 20th Floor, New York, New York 10022.

     Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                        Very truly yours,

                                        SMITH BARNEY INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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